UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2013

CEREPLAST, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34689	91-2154289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 N. Continental, Suite 100, El Segundo California		90245
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (310) 615-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement Entry into a Material Definitive Agreement

On January 3, 2013, Cereplast, Inc. (the “Company”) received a Notice of Event of Default (the “Notice”) from Wells Fargo Bank, National Association, the Trustee under the Indenture (the “Indenture”) dated as of May 24, 2011by and among the Company and the Trustee, with respect to the Company’s 7% Convertible Senior Subordinated Notes (the “Notes”). The Notice was triggered by the failure of the Company to pay on December 1, 2012 pursuant to the terms of the Forbearance Agreements dated as of May 31, 2012 entered into with the holders of the Notes, interest in the amount of $332,500 that was due on June 1, 2012 and interest in the amount of $332,500 due on December 1, 2012. The Notes in the aggregate amount of $12,500,000 were originally issued pursuant to the Indenture on May 24, 2011. As of the date of this current report an aggregate amount of $10,000,000 of the Notes remain outstanding.

The Company is currently in negotiations with the holders of the Notes to reach an agreement to pay the outstanding interest payments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 9, 2013
CEREPLAST, INC.

/s/ Frederic Scheer
Frederic Scheer
Chief Executive Officer

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